Exhibit 4.1

EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE

Dated as of December 1, 2021

between

DOLLAR TREE, INC.

and

U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Trustee

$800,000,000 2.650% SENIOR NOTES DUE 2031

$400,000,000 3.375% SENIOR NOTES DUE 2051

Table of Contents

		Page
Article I.

DEFINITIONS

Section 1.1	Certain Terms Defined in the Base Indenture	1

Section 1.2	Definitions	1

Section 1.3	Other Definitions	4

Article II.

FORM AND TERMS OF THE NOTES

Section 2.1	Form and Dating	5

Section 2.2	Certain Terms of the Notes	6

Section 2.3	Optional Redemption	7

Section 2.4	Offer to Repurchase Upon a Change of Control Triggering Event	8

Article III.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 3.1	Covenant Defeasance	9

Article IV.

SATISFACTION AND DISCHARGE

Section 4.1	Satisfaction and Discharge	9

Article V.

MISCELLANEOUS

Section 5.1	Relationship with Indenture	10

Section 5.2	Trust Indenture Act Controls	10

Section 5.3	Governing Law	10

Section 5.4	Counterparts	10

Section 5.5	Severability	10

Section 5.6	Ratification	11

Section 5.7	Headings	11

Section 5.8	Effectiveness	11

EXHIBIT A — Form of 2.650% Senior Notes due 2031
EXHIBIT B — Form of 3.375% Senior Notes due 2051

-i-

SECOND SUPPLEMENTAL INDENTURE

This Second Supplemental Indenture, dated as of December 1, 2021 (this “Second Supplemental Indenture”), by and between DOLLAR TREE, INC., a Virginia corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a duly organized and existing national banking association under the laws of the United States, as trustee (the “Trustee”).

WHEREAS, the Company and the Trustee are parties to that certain Indenture, dated as of April 2, 2018 (the “Base Indenture”; and together with this Second Supplemental Indenture, the “Indenture”), providing for the issuance by the Company of an unlimited number of series of Securities from time to time;

WHEREAS, the Base Indenture provides that the Securities of a series shall be in the form and shall have such terms and provisions as may be established in one or more supplemental indentures thereto;

WHEREAS, the Company has determined to issue the 2.650% Senior Notes due 2031 (the “2031 Notes”) and 3.375% Senior Notes due 2051 (the “2051 Notes”, and together with the 2031 Notes, the “Notes”), under the Indenture pursuant to the terms of this Second Supplemental Indenture and substantially in the forms set forth in Exhibit A hereto for the 2031 Notes and Exhibit B hereto for the 2051 Notes, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture; and

WHEREAS, the Company, by action duly taken, has authorized the execution of this Second Supplemental Indenture and the issuance of the Notes;

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the promises stated herein and the purchase of the Notes by the Holders thereof, the parties hereto hereby enter into this Second Supplemental Indenture, for the equal and proportionate benefit of all Holders, as follows:

Article I.

DEFINITIONS

Section 1.1              Certain Terms Defined in the Base Indenture.

For purposes of this Second Supplemental Indenture and the Notes, all capitalized terms used but not defined herein or therein, as applicable, shall have the meanings ascribed to such terms in the Base Indenture.

Section 1.2              Definitions.

For the benefit of the Holders, Section 1.1 of the Base Indenture shall be amended by adding or substituting, as applicable, the following new definitions:

“2031 Notes” shall have the meaning assigned to that term in the recitals to this Second Supplemental Indenture.

“2051 Notes” shall have the meaning assigned to that term in the recitals to this Second Supplemental Indenture.

“Applicable Par Call Date” means, (1) in the case of the 2031 Notes, September 1, 2031 and (2) in the case of the 2051 Notes, June 1, 2051.

“Below Investment Grade Rating Event” means, with respect to the Notes of a Series, a reduction in the rating of the Notes of such Series to below an Investment Grade Rating by both of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes of such Series is under publicly announced consideration for possible downgrade by any of the Rating Agencies (the “Relevant Period”)); provided that, a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of “Change of Control Triggering Event”) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply either (1) did not reduce the ratings of the Notes of such Series during the Relevant Period or (2) do not announce or publicly confirm that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “Person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “Person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock; (3) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors; (4) the adoption of a plan relating to the Company’s liquidation or dissolution; or (5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction or its direct or indirect parent company. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a wholly owned Subsidiary of a holding or parent company and (2) the holders of the Voting Stock of such holding or parent company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction.

“Change of Control Triggering Event” means, with respect to the Notes of a Series, the occurrence of both a Change of Control and a Below Investment Grade Rating Event with respect to the Notes of such Series.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed from the redemption date to the Applicable Par Call Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the members of our Board of Directors who were either members of the Board of Directors on the Issue Date or whose nomination, election or appointment was previously so approved (either by specific action of the Board of Directors or by approval by such directors of the Company’s proxy statement in which such member was named as a nominee for election as a director).

“Global Notes” means, individually and collectively, (1) with respect to the 2031 Notes, each of the Notes of such Series in the form of global Securities registered in the name of the Depository or its nominee, substantially in the form of Exhibit A attached hereto, and (2) with respect to the 2051 Notes, each of the Notes of such Series in the form of global Securities registered in the name of the Depository or its nominee, substantially in the form of Exhibit B attached hereto.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies.

“Issue Date” means December 1, 2021.

“Moody’s” means Moody’s Investors Service, Inc.

“Notes” shall have the meaning assigned to that term in the recitals to this Second Supplemental Indenture.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act, selected by the Company as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Reference Treasury Dealers” means (1) each of BofA Securities, Inc. and J.P. Morgan Securities LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), the Company shall substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer, and (2) one other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. New York time on the third Business Day preceding such redemption date.

“S&P” means Standard & Poor’s Ratings Services, Standard & Poor’s Financial Services LLC business.

“Treasury Rate” means, with respect to any redemption date, (1) the arithmetic average of the yields in each statistical release for the immediately preceding week designated “H.15” or any successor publication which is published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under “U.S. government securities—Treasury constant maturities—nominal,” for the maturity corresponding to the Comparable Treasury Issue (or if no maturity is within three months before or after the remaining term of the notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to a maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Section 1.3              Other Definitions.

TERM	DEFINED IN SECTION
“Additional Notes”	2.2
“Change of Control Offer”	2.4
“Change of Control Payment”	2.4
“Change of Control Payment Date”	2.4
“Depository”	2.1
“Make-whole Deficit”	4.1

Article II.

FORM AND TERMS OF THE NOTES

Section 2.1              Form and Dating.

The 2031 Notes shall be substantially in the form of Exhibit A attached hereto. The 2051 Notes shall be substantially in the form of Exhibit B attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication.

The terms and notations contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture; and the Company and the Trustee, by their execution and delivery of this Second Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby; provided that, to the extent of any inconsistency between the terms and provisions in the Indenture and those contained in the Notes, the Indenture shall govern.

(a)               Global Notes. The Notes of each Series designated herein shall be issued initially in the form of one or more Global Notes of such Series, which shall be held by the Trustee as custodian for The Depository Trust Company, New York, New York (the “Depository”), and registered in the name of Cede & Co., the Depository’s nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of outstanding Notes of each Series may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

Unless and until a Global Note is exchanged for Notes registered in the names of Holders other than the Depository or its nominee pursuant to Section 2.15(b) of the Base Indenture, such Global Note may not be transferred except as a whole by the Depository to its nominee or by its nominee to the Depository or another nominee of the Depository or by the Depository or any of its nominees to a successor depository or any nominee of such successor depository. Upon the occurrence of the events specified in Section 2.15(b) of the Base Indenture in relation thereto, the Company shall execute, and the Trustee shall, upon receipt of a Company Order for authentication, authenticate and deliver, Notes in definitive form in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Note.

(b)               Book-Entry Provisions. This Section 2.1(b) shall apply only to the Global Notes deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver the Global Notes that shall be registered in the name of the Depository or the nominee of the Depository and shall be held by the Trustee as custodian for the Depository.

Participants of the Depository shall have no rights either under the Indenture or with respect to any Global Notes. The Depository shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes under the Indenture. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its participants, the operation of customary practices of such Depository governing the exercise of the rights of an owner of a beneficial interest in the Global Notes.

(c)               Definitive Notes. Definitive Notes issued in physical, certificated form, registered in the name of the beneficial owner thereof, with respect to the 2031 Notes, shall be substantially in the form of Exhibit A attached hereto, and with respect to the 2051 Notes, shall be substantially in the form of Exhibit B attached hereto, but, in each case, without including the text referred to therein as applying only to Global Notes. Except as provided above in subsection (a), owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of certificated Notes.

(d)               Transfer and Exchange of the Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the Indenture and the procedures of the Depository therefor. Beneficial interests in the Global Notes may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Notes.

(e)               Paying Agent and Registrar. The Company appoints the Trustee as the initial Paying Agent of the Company for the payment of the principal of (and premium, if any) and interest on, the Notes, and the Corporate Trust Office of the Trustee be, and hereby is, designated as the office or agency where the Notes may be presented for payment and where notices to or demands upon the Company in respect of the Notes and this Second Supplemental Indenture and the Indenture pursuant to which the Notes are to be issued may be made. The Company appoints the Trustee as the initial Registrar with respect to the Notes.

Section 2.2              Certain Terms of the Notes.

The following terms relating to the Notes are hereby established:

(a)               Title. There is hereby established (i) a Series of Securities having the title “2.650% Senior Notes due 2031” and (ii) a Series of Securities having the title “3.375% Senior Notes due 2051.”

(b)               Principal Amount. The 2.650% Senior Notes due 2031 will be initially issued in an aggregate principal amount of $800,000,000, and the 3.375% Senior Notes due 2051 will be initially issued in an aggregate principal amount of $400,000,000. The Company may, from time to time, without the consent of the Holders of the Notes of any Series, issue additional notes (“Additional Notes”) having the same terms as the Notes of such Series in all respects, except for the issue date, the issue price, the initial interest payment date, and the initial date of interest accrual. Any such Additional Notes shall be consolidated with and form a single series with the Notes of such Series for all purposes of the Indenture. If the Additional Notes are not fungible with the Notes of such Series issued on the Issue Date for U.S. federal income tax purposes, the Additional Notes will have a different CUSIP number.

(c)               Ranking. The Notes shall rank as unsubordinated Securities.

(d)               Maturity Date. The entire outstanding principal of the 2031 Notes shall be payable on December 1, 2031, and the entire outstanding principal of the 2051 Notes shall be payable on December 1, 2051.

(e)               Notes Interest Rate. The rate at which the 2031 Notes shall bear interest shall be 2.650% per annum, and the rate at which the 2051 Notes shall bear interest shall be 3.375% per annum, in each case calculated on the basis of a 360-day year of twelve 30-day months. The interest payment dates for the Notes shall be the 1st day of June and December of each year, commencing on June 1, 2022. The Company will pay interest on the Notes, in arrears, to the Holders of such Notes (or one or more predecessor Securities) at the close of business on the regular record date for such interest, which shall be the 15th day of May and November (whether or not a Business Day), as the case may be, next preceding the applicable interest payment date. If an interest payment date with respect to the Notes falls on a day that is not a Business Day, interest will be payable on the next succeeding Business Day with the same force and effect as if made on such interest payment date and no interest shall accrue in respect of the delay.

(f)                Interest Generally. The date from which interest shall accrue on the Notes shall be December 1, 2021, or the most recent interest payment date to which interest has been paid or duly provided for. Payment of principal, premium, if any, and interest on, the Notes will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest, premium, if any, and principal on the Notes may at the Company’s option be paid in immediately available funds by wire transfer to an account maintained by the payee with a bank located in the United States.

(g)               Sinking Fund. The Notes will not be entitled to the benefit of any sinking fund provisions.

Section 2.3              Optional Redemption.

(a)               Applicability of Article III. The provisions of Article III of the Base Indenture shall apply to the Notes, as supplemented by Sections 2.3(b) and (c) below, and with the modifications set forth in Section 2.3(d) below.

(b)               Make Whole Redemption. The Company may redeem the Notes of each Series, in whole or in part, at the Company’s option, at any time and from time to time prior to the Applicable Par Call Date with respect to such Series of Notes, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of the principal and interest thereon to the Applicable Par Call Date with respect to such Series (not including any portions of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus (i) in the case of the 2031 Notes, 20 basis points and (ii) in the case of the 2051 Notes, 25 basis points. In the case of each of clauses (1) and (2), accrued and unpaid interest will be payable to, but excluding, the date of redemption.

(c)               Par Redemption. At any time on or after the Applicable Par Call Date with respect to any Series of Notes, the Company may redeem the Notes of such Series, as a whole or in part, at the Company’s option and at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

(d)               Notice of Redemption. With respect to the Notes, the first paragraph of Section 3.3 of the Base Indenture shall be modified to change the phrase “15 days” to “10 days.”

Section 2.4              Offer to Repurchase Upon a Change of Control Triggering Event.

If a Change of Control Triggering Event occurs with respect to the Notes of any Series, unless the Company has exercised its right to redeem such Notes as described in Section 2.3 or has exercised its option to satisfy and discharge the Indenture with respect to the Notes of such Series as set forth in Article XI of the Base Indenture and Article IV hereof, Holders of such Notes shall have the right to require the Company to repurchase all or any part in an integral multiple of $1,000 of their Notes (provided that no Note will be purchased in part if the remaining principal amount of such Note would be less than $2,000) pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth herein. In the Change of Control Offer, the Company shall offer payment in cash equal to 101% of the aggregate principal amount of Notes subject to such offer plus accrued and unpaid interest, if any, on the Notes repurchased to but excluding, the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall mail a notice to Holders of the 2031 Notes and 2051 Notes, as applicable, describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures described herein and in such notice. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice. The Company must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions herein, the Company shall only be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflicts.

Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by the Company and the third party purchases all 2031 Notes and 2051 Notes, as applicable, properly tendered and not withdrawn under its offer.

On the Change of Control Payment Date, the Company shall to the extent lawful (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered; and (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

The Paying Agent will promptly mail to each Holder who has properly tendered Notes the applicable Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000.

Article III.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Article VIII of the Base Indenture shall apply to the Notes, with the modifications set forth below:

Section 3.1              Covenant Defeasance. With respect to the Notes of each Series, the phrase “covenants specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, in accordance with Section 2.2, with respect to the outstanding Securities of the applicable Series” shall include Section 2.4 (Offer to Repurchase Upon a Change of Control Triggering Event) of this Second Supplemental Indenture

Article IV.

SATISFACTION AND DISCHARGE

Article XI of the Base Indenture shall apply to the Notes, with the modifications set forth below:

Section 4.1              Satisfaction and Discharge. Section 11.1 of the Base Indenture shall apply to the Notes; however, with respect to each Series of Notes, clause (a)(ii) of Section 11.1 of the Base Indenture shall be modified to include the following at the end of such clause:

“; provided that for any such redemption conducted pursuant to Section 2.3(b) of the Second Supplemental Indenture, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee calculated as required by such Section 2.3(b) using the Treasury Rate as of the date of the notice of redemption, with any deficit as of the redemption date (any such amount, the “Make-whole Deficit”) only required to be deposited with the Trustee on or prior to the redemption date. Any Make-whole Deficit will be set forth in an Officers’ Certificate delivered to the Trustee simultaneously with the deposit of such Make-whole Deficit that confirms that such Make-whole Deficit will be applied toward such redemption;”.

Article V.

MISCELLANEOUS

Section 5.1              Relationship with Indenture.

The terms and provisions contained in the Base Indenture will constitute, and are hereby expressly made, a part of this Second Supplemental Indenture. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Second Supplemental Indenture, the provisions of this Second Supplemental Indenture will govern and be controlling. In all other respects, the Base Indenture is confirmed by the parties hereto as supplemented by the terms of this Second Supplemental Indenture.

Section 5.2              Trust Indenture Act Controls.

If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Second Supplemental Indenture by the Trust Indenture Act, the required provision shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Second Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 5.3              Governing Law.

This Second Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 5.4              Counterparts.

The parties may sign multiple counterparts of this Second Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same Second Supplemental Indenture.

Section 5.5              Severability.

Each provision of this Second Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Second Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

Section 5.6              Ratification.

The Base Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed. The Base Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Second Supplemental Indenture supersede any conflicting provisions included in the Base Indenture, unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as supplemented by this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this Second Supplemental Indenture.

Section 5.7              Headings.

The Section headings in this Second Supplemental Indenture are for convenience only and shall not affect the construction thereof.

Section 5.8              Effectiveness.

The provisions of this Second Supplemental Indenture shall become effective as of the date hereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

DOLLAR TREE, INC.

By:	/s/ Kevin S. Wampler
Name: Kevin S. Wampler
Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Trustee

By:	/s/ Wally Jones
Name: Wally Jones
Title: Vice President

[Signature Page to Supplemental Indenture]

EXHIBIT A

Form of 2.650% Senior Notes due 2031

[Include the following legend on each Note that is a Global Note:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN. TRANSFER OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]

DOLLAR TREE, INC.

2.650% Senior Notes due 2031

REGISTERED	PRINCIPAL AMOUNT: $[ ]

No.

CUSIP: 256746 AJ7
ISIN: US256746AJ71

DOLLAR TREE, INC., a Virginia corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [     ] ($[     ]) on December 1, 2031 (the “Maturity Date”) (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon from December 1, 2021 (the “Original Issue Date”) or from the most recent Interest Payment Date to which interest has been paid or duly provided for at the rate of 2.650% per annum, on the1st day of June and December of each year (each such date, an “Interest Payment Date”), commencing on June 1, 2022, until the principal hereof is paid or made available for payment.

(1)               Payment of Interest. The Company will pay interest on this Note, in arrears, to the Holders of this Note (or one or more predecessor Securities) at the close of business on the regular record date for such interest, which shall be the 15th day of May and November (whether or not a Business Day), as the case may be, next preceding the applicable Interest Payment Date.

(2)               Place of Payment. Payment of principal, premium, if any, and interest on this Note will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest, premium, if any, and principal on this Note may at the Company’s option be paid in immediately available funds by wire transfer to an account maintained by the payee with a bank located in the United States.

(3)               Time of Payment. If an Interest Payment Date with respect to the Notes falls on a day that is not a Business Day, interest will be payable on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no interest shall accrue in respect of the delay.

(4)               General. This Note is one of a duly authorized Series of Securities of the Company, designated as “2.650% Senior Notes due 2031” (collectively, the “Notes”), initially in an aggregate principal amount of [ ] DOLLARS ($[ ]), issued under an indenture (the “Base Indenture”), dated as of April 2, 2018, between the Company and U.S. Bank National Association, a national banking association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the Series of which this Note is a part), as supplemented by a Second Supplemental Indenture thereto, dated as of December 1, 2021 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered; provided that to the extent of any inconsistency between the terms and provisions in the Indenture and those contained in this Note, the Indenture shall govern.

(5)               Further Issuance. The Company may, from time to time, without the consent of the Holders of the Notes, issue additional notes (“Additional Notes”) having the same terms as the Notes in all respects, except for the issue date, the issue price, the initial interest payment date, and the initial date of interest accrual. Any such Additional Notes shall be consolidated with and form a single Series with the Notes for all purposes of the Indenture. If the Additional Notes are not fungible with the Notes issued on the Issue Date for U.S. federal income tax purposes, the Additional Notes will have a different CUSIP number.

(6)               Ranking. The Notes shall rank as unsubordinated Securities.

(7)               Events of Default. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

(8)               Sinking Fund. The Notes will not be entitled to the benefit of any sinking fund provisions.

(9)               Optional Redemption. (a) The Company may redeem the Notes, in whole or in part, at the Company’s option, at any time and from time to time prior to September 1, 2031, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of the principal and interest thereon to September 1, 2031 (not including any portions of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points. In the case of each of clauses (1) and (2), accrued and unpaid interest will be payable to, but excluding, the date of redemption.

(b) At any time on or after September 1, 2031, the Company may redeem the Notes, as a whole or in part, at the Company’s option and at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

(10)           Offer to Repurchase Upon a Change of Control Triggering Event. If a Change of Control Triggering Event occurs with respect to the Notes, unless the Company has exercised its right to redeem the Notes as described above under paragraph 9 (“Optional Redemption”) or has exercised its option to satisfy and discharge the Indenture with respect to the Notes, Holders of the Notes shall have the right to require the Company to repurchase all or any part of their Notes for a price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of purchase, as further described in the Indenture.

(11)           Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and Events of Default, in each case which provisions shall apply to this Note.

(12)           Modification and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all outstanding Notes, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the outstanding Notes to waive on behalf of all of the Holders of the Notes certain past defaults under the Indenture and their consequences.

(13)           Registration of Transfer or Exchange. The Notes presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

Prior to due presentment of the Notes for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name the Notes are registered in the register kept by the Registrar as the owner of the Notes for the purpose of receiving payment of principal of and (subject to the record date provisions thereof) interest on and any Additional Amounts with respect to, the Notes and for all other purposes whatsoever, whether or not any payment with respect to the Notes shall be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

(14)           Defined Terms. All terms used in this Note, which are defined in the Indenture and are not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

(15)           Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: , 2021

DOLLAR TREE, INC.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Trustee

By:
Name:
Title:

Dated:              , 2021

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address,
including postal zip code, of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Note on the books of the Trustee, with full power or substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever.

Signature of Guarantee

EXHIBIT B

Form of 3.375% Senior Notes due 2051

[Include the following legend on each Note that is a Global Note:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN. TRANSFER OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]

DOLLAR TREE, INC.

3.375% Senior Notes due 2051

REGISTERED	PRINCIPAL AMOUNT: $[ ]

No.

CUSIP: 256746 AK4
ISIN: US256746AK45

DOLLAR TREE, INC., a Virginia corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [ ] ($[ ]) on December 1, 2051 (the “Maturity Date”) (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon from December 1, 2021 (the “Original Issue Date”) or from the most recent Interest Payment Date to which interest has been paid or duly provided for at the rate of 3.375% per annum, on the 1st day of June and December of each year (each such date, an “Interest Payment Date”), commencing on June 1, 2022, until the principal hereof is paid or made available for payment.

(1)               Payment of Interest. The Company will pay interest on this Note, in arrears, to the Holders of this Note (or one or more predecessor Securities) at the close of business on the regular record date for such interest, which shall be the 15th day of May and November (whether or not a Business Day), as the case may be, next preceding the applicable Interest Payment Date.

(2)               Place of Payment. Payment of principal, premium, if any, and interest on this Note will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest, premium, if any, and principal on this Note may at the Company’s option be paid in immediately available funds by wire transfer to an account maintained by the payee with a bank located in the United States.

(3)               Time of Payment. If an Interest Payment Date with respect to the Notes falls on a day that is not a Business Day, interest will be payable on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no interest shall accrue in respect of the delay.

(4)               General. This Note is one of a duly authorized Series of Securities of the Company, designated as “3.375% Senior Notes due 2051” (collectively, the “Notes”), initially in an aggregate principal amount of [ ] DOLLARS ($[ ]), issued under an indenture (the “Base Indenture”), dated as of April 2, 2018, between the Company and U.S. Bank National Association, a national banking association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the Series of which this Note is a part), as supplemented by a Second Supplemental Indenture thereto, dated as of December 1, 2021 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered; provided that to the extent of any inconsistency between the terms and provisions in the Indenture and those contained in this Note, the Indenture shall govern.

(5)               Further Issuance. The Company may, from time to time, without the consent of the Holders of the Notes, issue additional notes (“Additional Notes”) having the same terms as the Notes in all respects, except for the issue date, the issue price, the initial interest payment date, and the initial date of interest accrual. Any such Additional Notes shall be consolidated with and form a single Series with the Notes for all purposes of the Indenture. If the Additional Notes are not fungible with the Notes issued on the Issue Date for U.S. federal income tax purposes, the Additional Notes will have a different CUSIP number.

(6)               Ranking. The Notes shall rank as unsubordinated Securities.

(7)               Events of Default. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

(8)               Sinking Fund. The Notes will not be entitled to the benefit of any sinking fund provisions.

(9)               Optional Redemption. (a) The Company may redeem the Notes, in whole or in part, at the Company’s option, at any time and from time to time prior to June 1, 2051, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of the principal and interest thereon to June 1, 2051 (not including any portions of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points. In the case of each of clauses (1) and (2), accrued and unpaid interest will be payable to, but excluding, the date of redemption.

(b) At any time on or after June 1, 2051, the Company may redeem the Notes, as a whole or in part, at the Company’s option and at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

(10)           Offer to Repurchase Upon a Change of Control Triggering Event. If a Change of Control Triggering Event occurs with respect to the Notes, unless the Company has exercised its right to redeem the Notes as described above under paragraph 9 (“Optional Redemption”) or has exercised its option to satisfy and discharge the Indenture with respect to the Notes, Holders of the Notes shall have the right to require the Company to repurchase all or any part of their Notes for a price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of purchase, as further described in the Indenture.

(11)           Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and Events of Default, in each case which provisions shall apply to this Note.

(12)           Modification and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all outstanding Notes, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the outstanding Notes to waive on behalf of all of the Holders of the Notes certain past defaults under the Indenture and their consequences.

(13)           Registration of Transfer or Exchange. The Notes presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

Prior to due presentment of the Notes for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name the Notes are registered in the register kept by the Registrar as the owner of the Notes for the purpose of receiving payment of principal of and (subject to the record date provisions thereof) interest on and any Additional Amounts with respect to, the Notes and for all other purposes whatsoever, whether or not any payment with respect to the Notes shall be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

(14)           Defined Terms. All terms used in this Note, which are defined in the Indenture and are not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

(15)           Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: , 2021

DOLLAR TREE, INC.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Trustee

By:
Name:
Title:

Dated:             , 2021

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address,
including postal zip code, of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Note on the books of the Trustee, with full power or substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever.

Signature of Guarantee